                                                  Registration No. 333-


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        YIELDUP INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                              77-0341206
      (State or other jurisdiction        (I.R.S. employer identification no.)
      of incorporation or organization)

                                 117 EASY STREET
                         MOUNTAIN VIEW, CALIFORNIA 94043
               (Address of principal executive offices) (Zip code)

                        YIELDUP INTERNATIONAL CORPORATION
                             1995 STOCK OPTION PLAN
                            (Full title of the plan)

                                  RAJ MOHINDRA
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        YIELDUP INTERNATIONAL CORPORATION
                                 117 EASY STREET
                         MOUNTAIN VIEW, CALIFORNIA 94043
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (415) 964-0100

This registration statement, including all exhibits and attachments, contains 12 pages. The exhibit index may be found on page 8 of the consecutively numbered pages of the registration statement.

                         CALCULATION OF REGISTRATION FEE


   Title of                         Proposed             Proposed
  Securities        Amount          Maximum              Maximum
     to be          to be           Offering             Aggregate           Amount of
  Registered      Registered     Price Per Unit*      Offering Price *   Registration Fee
 Common Stock       250,000           $6.44             $1,610,000            $487.89



* Estimated, pursuant to Rule 457(c), solely for the purpose of calculating the registration fee based on the average of the high and low prices for the securities, as reported on the Nasdaq Small Cap Market on January 6, 1997.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference

            YieldUP International Corporation, (the "Company") hereby incorporates by reference in this registration statement the following documents:

            (a) The Company's latest annual report on Form 10-KSB filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 1995 as filed with the Commission on March 28, 1996.

            (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above including:

                    (1) Report on Form 10-QSB filed with the Commission on 4/30/96

                    (2) Report on Form 10-QSB filed with the Commission on 8/7/96

                    (3) Report on Form 10-QSB filed with the Commission on 10/31/96

            (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities

            The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.     Interests of Named Experts and Counsel

            The validity of the shares of Common Stock to be offered hereunder has been passed upon for the Company by Gray Cary Ware & Freidenrich, A Professional Corporation. As of January 7, 1997 a partnership comprised of certain current and former attorneys of Gray Cary Ware & Freidenrich owned 5,027 shares of Class A Common Stock of the Company.

Item 6.     Indemnification of Directors and Officers

            Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors, and other corporate agents under certain circumstances and subject to certain limitations. The Registrant's Certificate of Incorporation and By-Laws provide that the Registrant shall indemnify its directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the Registrant has entered into separate indemnification agreements with its directors and officers which would require the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature) and to maintain directors' and officers' liability insurance, if available on reasonable terms.

            These indemnification provisions and the indemnification agreement entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.     Exemption From Registration Claimed

            Inapplicable.

Item 8.     Exhibits

            See Exhibit Index.

Item 9.     Undertakings

            (a)     Rule 415 Offering

            The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b)  Filing incorporating subsequent Exchange Act documents by reference

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (h) Request for acceleration of effective date or filing of registration statement on Form S-8

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

       Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on January 10, 1997.

                                       YieldUP International Corporation



                                       By:    ___________________________
                                              Raj Mohindra, President and
                                              Chief Executive Officer

                                          _______________________________

                                POWER OF ATTORNEY

      The officers and directors of YieldUP International Corporation whose signatures appear below, hereby constitute and appoint Raj Mohindra and Scott Gibson, and each of them, their true and lawful attorneys and agents, with full power of substitution, with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their, her or his substitutes, shall do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on January 10, 1997.

________________________________________________________________________________

Signature                              Title
______________________________
                                       Raj Mohindra
                                       President, Chief Executive Officer and
                                       Director (Principal Executive Officer)
______________________________
                                       Scott Gibson
                                       Chief Financial Officer (Principal
                                       Financial and Accounting Officer)
______________________________
                                       Abhay Bhushan
                                       Director
______________________________
                                       William W.R. Elder
                                       Director
______________________________
                                       Ram Paul Gupta
                                       Director
______________________________
                                       Suraj Puri
                                       Director

                                  EXHIBIT INDEX

                                                                    Sequentially
                                                                   Numbered Page
                                                                   -------------
      1     Certificate of Incorporation of the                         --
            Company, is incorporated by reference to
            Exhibit 3.2 of the Registration Statement on
            Form SB-2 (Reg. No. 333-97792-LA).


      4.2   Bylaws of the Company are incorporated by                   --
            reference to Exhibit 3.3 of the Registration
            Statement on Form SB-2 (Reg. No.
            333-97792-LA).


      5     Opinion re legality


      23.1  Consent of Counsel (included in Exhibit 5)                  --


      23.2  Consent of KPMG Peat Marwick LLP                            --


      24    Power of Attorney (included in signature                    --
            pages to this registration statement)